CONSENT OF INDEPENDENT AUDITORS


We consent to the reference to our firm under the captions "Condensed Financial Information" and "Transfer and Dividend Disbursing Agent,
Custodian, Counsel and Independent Auditors" and to the use of our report dated June 27, 1997, which is incorporated by reference, in this Registration Statement (Form N-1A No. 33-14294) of Dreyfus New York Tax Exempt Money Market Fund.




                                            ERNST & YOUNG LLP

New York, New York
September 23, 1997